Exhibit 10.1

AMENDMENT AND WAIVER

     AMENDMENT AND WAIVER, dated as of May 20, 2005 (this “Amendment and Waiver”), to the 364-Day Credit Agreement, dated as of June 18, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Visteon Corporation, a Delaware corporation (the “Company”), the several banks and other financial institutions or entities from time to time party thereto (the “Banks”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and Citibank, N.A., as syndication agent.

W I T N E S S E T H:

     WHEREAS, the Company has requested that the Banks amend and waive the Credit Agreement in the manner provided for herein; and

     WHEREAS, the Required Banks are willing to provide the requested amendments and waivers but only on the terms and conditions set forth herein;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.      Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

     2.      Amendment. Section 1 of the Credit Agreement is hereby amended by deleting the references to “135” and “25” basis points (under the headings “Eurocurrency Margin” and “Base Rate Margin”, respectively) in the final row of the table in the definition of “Pricing Grid” appearing in such Section and substituting in lieu thereof references to “250” and “150” basis points, respectively.

     3.      Waiver. The Required Banks hereby waive compliance, until June 17, 2005, by the Company with the requirements of Section 7.1(b) of the Credit Agreement with respect to the quarterly period ended March 31, 2005.

     4.      Conditions to Effectiveness. This Amendment and Waiver shall become effective (the “Effective Date”) on the date on which the Administrative Agent shall have received: (a) this Amendment and Waiver, executed and delivered by the Administrative Agent, the Company and the Required Banks, (b) evidence satisfactory to the Administrative Agent that amendments and waivers to each of the Five Year Revolving Credit Agreement and the Five Year Term Loan Agreement shall have become effective, which amendments and waivers shall contain substantially the same terms and conditions as this Amendment and Waiver (other than with respect to the duration of the Waiver set forth herein), (c) an officer’s certificate of the Company certifying compliance with Section 5 of this Amendment and Waiver and (d) for the account of each Bank that executes and delivers this Amendment and Waiver to the Administrative Agent on or before 3:00 P.M., New York City time, on May 20, 2005, an amendment and waiver fee separately disclosed to the Banks by the Administrative Agent in connection with this Amendment and Waiver.

     5.      Representation and Warranties. The Company hereby confirms, reaffirms and restates that the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects on and as of the Effective Date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date. The Company represents and warrants that, after giving effect to this Amendment and Waiver, no Default or Event of Default has occurred and is continuing.

     6.      Continuing Effect of the Credit Agreement. This Amendment and Waiver shall not constitute an amendment or waiver of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the Banks or the Administrative Agent. Except as expressly waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

     7.      Counterparts. This Amendment and Waiver may be executed by the parties hereto in any number of separate counterparts (including facsimiled counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

     8.      GOVERNING LAW. THIS AMENDMENT AND WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     9.      Credit Document. This Amendment and Waiver is executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement. Any breach of any representation, warranty, covenant or agreement contained in this Amendment and Waiver shall be deemed to be an Event of Default for all purposes of the Credit Agreement.

[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

VISTEON CORPORATION

By:	/s/ Peter Look
	Name:	Peter Look
	Title:	Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Bank

By:	/s/ Robert P. Kellas
	Name:	Robert P. Kellas
	Title:	Vice President